                                                           EXHIBIT 23.2


                    [KENNETH LEVENTHAL & COMPANY LETTERHEAD]


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Joint Registration Statement on Form S-8 (No. 2-95228), as amended through Post-Effective Amendment No. 3 and Registration Statement on Form S-8 (No. 33-51843) and in the Prospectus, related thereto, of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company of our report dated January 28, 1993, accompanying the 1992 consolidated financial statements of H-T Associates and Subsidiary appearing in the Joint Annual Report on Form 10-K of Santa Anita Reality Enterprises, Inc. and Santa Anita Operating Company for the year ended December 31, 1994.



                                        KENNETH LEVENTHAL & COMPANY


Newport Beach, California
March 24, 1995